UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
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Securities Exchange Act of 1934 (Amendment No. 1)
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THE SCO GROUP, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 23, 2008
Proxy Statement
PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2: APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EQUITY COMPENSATION PLAN INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
STOCKHOLDER PROPOSALS
OTHER MATTERS
AVAILABLE INFORMATION

THE SCO GROUP, INC.
355 South 520 West, Suite 100
Lindon, Utah 84042
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 23, 2008
TO THE STOCKHOLDERS OF THE SCO GROUP, INC.:
     The annual meeting of the stockholders (the “Annual Meeting”) of The SCO Group, Inc. (the “Company”) will be held at the Provo Marriott Hotel, located at 101 West 100 North in Provo, Utah on Wednesday, April 23, 2008. The Annual Meeting will convene at 11:00 a.m., Mountain Time, to consider and take action on the following proposals:
(1)	to elect seven members to the Board of Directors to serve until the next annual meeting of the Company or until their successors have been appointed and are qualified;

(2)	to ratify the selection of Tanner LC as the independent registered public accounting firm of the Company for the year ending October 31, 2008; and

(3)	to transact such other business as may properly come before the meeting.
     ONLY OWNERS OF RECORD OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK AS OF THE CLOSE OF BUSINESS ON FEBRUARY 26, 2008 (THE “RECORD DATE”) WILL BE ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING. EACH SHARE OF COMMON STOCK IS ENTITLED TO ONE VOTE.
     The Company’s Proxy Statement is attached hereto. Financial and other information concerning the Company is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2007.
     THE ATTENDANCE AT AND/OR VOTE OF EACH STOCKHOLDER AT THE ANNUAL MEETING IS IMPORTANT, AND EACH STOCKHOLDER IS ENCOURAGED TO ATTEND. TO ASSURE THAT YOUR VOTE IS COUNTED, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

THE SCO GROUP, INC.
BY ORDER OF THE BOARD OF DIRECTORS

DARL C. McBRIDE, CHIEF EXECUTIVE OFFICER
Lindon, Utah
Dated: February 28, 2008

THE SCO GROUP, INC.
355 South 520 West, Suite 100
Lindon, Utah 84042
Proxy Statement
     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of The SCO Group, Inc., a Delaware corporation (the “Company”), for use at the annual meeting of the stockholders (the “Annual Meeting”) to be held at the Provo Marriott Hotel, located at 101 West 100 North in Provo, Utah at 11:00 a.m., Mountain Time, on Wednesday, April 23, 2008. Unless the context otherwise requires, when used herein, the terms “we,” “us,” “our,” “The SCO Group,” or the “Company” refers to The SCO Group, Inc. and its subsidiaries.
     THIS PROXY STATEMENT, THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND FORM OF PROXY ARE FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT MARCH 25, 2008.
     At the Annual Meeting, the stockholders of the Company will be asked to vote on two proposals. Proposal 1 is the annual election of seven directors to serve on our Board of Directors and Proposal 2 is to ratify the selection of Tanner LC as the independent registered public accounting firm for the Company for the year ending October 31, 2008.
     A proxy for use at the Annual Meeting is enclosed. Any stockholder who executes and delivers such proxy has the right to revoke it any time before it is exercised by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Subject to revocation, the proxy holders will vote all shares represented by a properly executed proxy received in time for the Annual Meeting in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted FOR the proposal in accordance with the recommendation of the Board of Directors.
     The expenses of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of proxies will be borne by the Company. Proxies will be solicited through the mail and may be solicited by our officers, directors and employees in person or by telephone. They will not receive additional compensation for this effort. We do not anticipate paying any compensation to any other party for the solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners.
Record Date and Quorum Requirements
     February 26, 2008 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 21,588,885 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), were issued and outstanding. Each outstanding share of Common Stock will be entitled to one vote. The Common Stock will vote as a single class with respect to all matters submitted to a vote of the stockholders at the Annual Meeting.
     The holders of a majority of the shares of the Common Stock outstanding on the Record Date, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting and at any adjournment or postponement thereof. Any abstentions and broker non-votes will be deemed as present for purposes of determining a quorum at the Annual Meeting. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. The election of directors and the ratification of Proposal 2 will require the affirmative vote of a majority of the common stock having voting power present in person or represented by proxy at the Annual Meeting and entitled to vote. In determining whether each director and Proposal 2 has received the requisite number of affirmative votes, abstentions will be counted as shares entitled to vote and will have the same effect as a vote against such director and against Proposal 2. Broker non-votes, however, will be treated as not entitled to vote for purposes of determining the election of directors and the approval of Proposal 2 and will not be counted as votes for or against Proposal 2.
Bankruptcy Filing
     On September 14, 2007, The SCO Group, Inc. and its wholly owned subsidiary, SCO Operations, Inc. (the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases are being jointly administered under Case Nos. 07-11337 and 07-11338. On February 13, 2008, the Company entered into a Memorandum of Understanding (the “MOU”) with Stephen Norris Capital Partners, LLC (“SNCP”), a Delaware limited liability company, whereby SNCP will provide up to $100 million to finance a plan of reorganization for the Company. As part of the financing, SNCP will buy a controlling interest in the Company, and take it private. The Board of Directors of the Company has unanimously determined that this financing and plan of reorganization is in the best long-term interests of the Company and its subsidiaries, as well as its customers, shareholders, creditors and employees. The MOU is subject to, among other conditions, Bankruptcy Court approval.
      On February 29, 2008, the Company filed its Chapter 11 Reorganization Plan (the “Plan”) and Disclosure Statement with the United States Bankruptcy Court for the District of Delaware, In Re: The SCO Group, Inc, Case No. 07-11337(KG). The Plan is subject to, among other conditions, Bankruptcy Court approval. A hearing for approval of the Disclosure Statement is scheduled before the Bankruptcy Court on April 2, 2008.

PROPOSAL 1: ELECTION OF DIRECTORS
     At the Annual Meeting, seven directors are to be elected to serve until the next annual meeting of stockholders or until a successor for such director is elected and qualified, or until the death, resignation, or removal of such director. It is intended that the proxies will be voted for the seven nominees named below for election to the Company’s Board of Directors unless authority to vote for any such nominee is withheld. Each of the nominees is currently a director of the Company. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the nominees named below.
Directors
     The names of the nominees, their ages and their respective business backgrounds are set forth below.

Name	Position(s) With the Company	Age	Director Since
Ralph J. Yarro III	Chairman of the Board of Directors and Director	43	1998
R. Duff Thompson	Director	56	2001
Darcy G. Mott	Director	55	2002
Darl C. McBride	Chief Executive Officer, Director	48	2002
Daniel W. Campbell	Director	53	2003
Omar T. Leeman	Director	56	2005
J. Kent Millington	Director	63	2005
Nominees for Election to the Board of Directors
     Certain information with respect to the nominees is set forth below:
     Ralph J. Yarro III has served as the Chairman of our Board of Directors since August 1998. Mr. Yarro has served as President and Chief Executive Officer of ThinkAtomic, Inc., a high-tech development and venture group, since 2005. Mr. Yarro has also served as the Chairman of the Board of Trustees and President of The CP80 Foundation, a 501(c)(4) non-profit organization dedicated to the protection of children, families and businesses from the constant threat of internet pornography, since 2005. Mr. Yarro previously served as the President and Chief Executive Officer of The Canopy Group, Inc., a management and resource company (“Canopy”), from August 1998 to December 2004. Mr. Yarro also served as a director of Canopy from August 1998 to March 2005. Mr. Yarro holds a B.A. degree in Political Science from Brigham Young University.
     R. Duff Thompson has served as a member of the Board of Directors since May 2001. Mr. Thompson has served as a Managing General Partner of EsNet, Ltd., an investment group that is active in both technology and real estate ventures, from 1996 to the present. From June 1994 to January 1996, Mr. Thompson served as Senior Vice President of the Corporate Development Group of Novell, Inc. Prior to that time, he served as Executive Vice President and General Counsel for WordPerfect Corporation, and before joining WordPerfect Corporation in 1986, he was a partner with the Salt Lake City law firm of Callister, Nebeker & McCullough. Mr. Thompson holds a B.S. degree in Economics, a masters degree in Business Administration and a J.D. degree, all from Brigham Young University.
     Darcy G. Mott has served as a member of the Board of Directors since March 2002. Mr. Mott has served as Senior Vice President and Chief Financial Office of HealthEquity, Inc., a Healthcare Financial Services company, since March 1, 2007. Mr. Mott previously served as an independent investor and business consultant from December 2004 to February 2007 and as a part-time employee of ThinkAtomic, Inc., a high-tech development venture group, from July 2006 to February 2007. Mr. Mott previously served as Vice President, Treasurer and Chief Financial Officer of Canopy from May 1999 to December 2004. Mr. Mott is a certified public accountant and holds a B.S. degree in Accounting from Brigham Young University.

     Darl C. McBride has served as our President and Chief Executive Officer and as a member of the Board of Directors since June 2002. Before joining our company, Mr. McBride was the president of Franklin Covey Co.’s online planning business from May 2000 to May 2002. From April 1999 to May 2000, Mr. McBride was the CEO of Pointserve. From November 1997 to August 1998, Mr. McBride was the Chairman, President and CEO of SBI. From February 1996 to October 1997, Mr. McBride served as the Senior Vice President of IKON Office Solutions. From 1988 to 1996, Mr. McBride held several positions at Novell, Inc. and concluded his service as Vice President and General Manager of Novell’s Embedded Systems Division (NEST). Mr. McBride holds a B.S. degree from Brigham Young University and received a masters degree in Labor & Industrial Relations from the University of Illinois at Urbana-Champaign.
     Daniel W. Campbell has served as a member of our Board of Directors since November 2003. Mr. Campbell has served as a Managing General Partner of EsNet, Ltd., an investment group that is active in both technology and real estate ventures, from July 1994 to the present. From 1992 to July 1994, Mr. Campbell worked at WordPerfect Corporation as Senior Vice President and Chief Financial Officer. Prior to that, Mr. Campbell was a partner with Price Waterhouse, an international accounting firm. Mr. Campbell also serves as the lead independent director of Nu Skin Enterprises, Inc., where he is the Chairman of the Audit Committee. Mr. Campbell received an Accounting degree from Brigham Young University in 1979.
     Omar T. Leeman has served as a member of our Board of Directors since June 2005. Mr. Leeman has served as Vice President of Sales at CrimeCog Technologies, Inc. since January 2008. Previously, Mr. Leeman served as the Executive Vice President of Sales, Marketing and Training for AccessData Corp. from May 2006 to December 2007. Mr. Leeman also serves as a director for AccessData. In 2002, Mr. Leeman founded Pinebrook Management Group, LLC. From January 2001 to April 2002, Mr. Leeman was President, CEO, and Chairman of the Board of Talk2 Technology, Inc. From February 1983 to January 2001 Mr. Leeman worked at MCI Telecommunications, Inc. where he held several management positions, including President, MCI Business Markets. He also worked as a Regional Vice President at NEC America Inc., and held management positions at OC Tanner Company and Xerox Corporation. Mr. Leeman received a B.S. degree in Business Administration from the University of Hawaii. Mr. Leeman previously served on the Board of Directors of Telegea, Inc.
     J. Kent Millington has served as a member of our Board of Directors since June 2005. Mr. Millington is currently a business consultant and President of IPDevPro, a company specializing in evaluation and commercialization of intellectual property. He was President and Chief Executive Officer of AccessData Corp. from January to December 2007, where he oversaw a turn around and brought in significant new equity capital and management. Mr. Millington served as Entrepreneur in Residence at Utah Valley State College (“UVSC”) from August 2004 to May 2007, where he taught courses in entrepreneurship and new venture finance. Prior to joining UVSC, Mr. Millington was a Vice President for Verio, Inc., a subsidiary of NTT Communications from January 1998 to July 2004. From October 1996 to December 1997 he was President of Internet Servers Inc., a web hosting start-up that was sold to Verio in December 1997. Mr. Millington holds a B.A. degree in History from the University of Utah, an MBA from Brigham Young University, and a Doctor of Business Administration from California Coast University.
Composition of the Board of Directors
     The Board of Directors of the Company consists of seven directors. Directors are elected at each annual meeting of stockholders to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. There are no family relationships among any of the Company’s directors, officers or key employees.
Code of Conduct and Ethics
     We have adopted a code of conduct and ethics that applies to all employees, including employees of our subsidiaries, as well as each member of our Board of Directors. The code of ethics is available at our website at www.sco.com.
     We intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this code of ethics by posting such information on our website, at the address specified above.

Affirmative Determinations Regarding Director Independence
     The Board of Directors has determined each of the following directors to be an “independent director” as such term is defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers (the “NASD”): Ralph J. Yarro, III, R. Duff Thompson, Darcy G. Mott, Daniel W. Campbell, Omar T. Leeman, and J. Kent Millington. Although our common stock is no longer listed on The Nasdaq Stock Market, we continue to use the independence standards of The Nasdaq Stock Market to determine the independence of our directors.
     In this proxy statement, these directors are referred to individually as an “Independent Director” and collectively as the “Independent Directors.” The Independent Directors intend to meet in executive sessions at which only Independent Directors will be present in conjunction with each regularly scheduled meeting of the Board of Directors.
Meetings and Committees of the Board of Directors
     During the year ended October 31, 2007, the Company’s Board of Directors met 32 times and all Board members attended at least 75 percent of the meetings of the Board and at least 75 percent of the meetings of any of the Board committees on which they served. The Board of Directors and its committees also passed various written consents during the year ended October 31, 2007.
     Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s Annual Meeting of Stockholders, it encourages directors to attend and historically more than a majority have done so. For example, at the 2007 Annual Meeting, seven members of the Board of Directors were in attendance.
     The Board of Directors has formed the following committees: Audit Committee, Compensation Committee, Nominations Committee, and Litigation Oversight Committee. A copy of each of the Audit Committee Charter, the Compensation Committee Charter and the Nominations Committee Charter are available on our website at www.sco.com/company.
     Audit Committee. The Audit Committee, which held nine meetings during the year ended October 31, 2007, assists the Board in the oversight of our financial statements, legal compliance, qualifications of independent auditors, and engagement and oversight of our independent auditors. The Audit Committee acts pursuant to a written charter adopted by the Board. The members of the Audit Committee are Messrs. Campbell (Committee Chair), Mott and Millington. The Audit Committee has determined that Messrs. Campbell, Mott and Millington are Audit Committee financial experts as such term is defined in Regulation S-K promulgated by the Securities and Exchange Commission. All members of the Audit Committee are Independent Directors.
     Compensation Committee. The Compensation Committee, which held six meetings during the year ended October 31, 2007, recommends, reviews and oversees the salaries and benefits for the Company’s Chief Executive Officer and other executive officers. The Compensation Committee also administers the Company’s employee stock option plans and other employee compensation plans. The Compensation Committee acts pursuant to a written charter adopted by the Board. The members of the Compensation Committee are Messrs. Millington (Committee Chair), Thompson and Leeman. All members of the Compensation Committee are Independent Directors.
     Nominations Committee. In February 2004, the Board created the Nominations Committee to oversee corporate governance and director nominations. The Nominations Committee held one meeting during the year ended October 31, 2007. Among its specific duties, the Nominations Committee makes recommendations to the Board of Directors about the size of the Board or any committee thereof, identifies and recommends candidates for the Board and committee membership, evaluates nominations received from stockholders, determines the compensation and benefits of all directors on the Board and develops and recommends to the Board corporate governance principles applicable to the Company. The Nominations Committee acts pursuant to a written charter adopted by the Board, which is available at the Company’s website at www.sco.com/company.
     The members of the Nominations Committee are Messrs. Leeman (Committee Chair), Yarro, and Campbell. All members of the Nominations Committee are Independent Directors.

     Litigation Oversight Committee. In April 2004, the Board created the Litigation Oversight Committee to oversee the IBM, Novell and other litigation matters. The Litigation Oversight Committee held meetings as necessary during the year ended October 31, 2007 and provided regular updates to the full Board of Directors. The members of the Litigation Oversight Committee are Messrs. Thompson (Committee Chair), Mott and Yarro. All members of the Litigation Oversight Committee are Independent Directors.
The Company’s Director Nomination Process
     As indicated above, the Nominations Committee of the Board of Directors oversees the director nomination process pursuant to its charter and the Director Nominations Policy (the “Nominations Policy”) adopted by the Nominations Committee.
     Minimum Criteria for Board Members. Each candidate to serve on the Board of Directors (a “Candidate”) must possess at least the following specific minimum qualifications.
•	Each Candidate shall be prepared to represent the best interests of all of the Company’s stockholders and not just one particular constituency.

•	Each Candidate shall be an individual who has demonstrated integrity and ethics in his/her personal and professional life and has established a record of professional accomplishment in his/her chosen field.

•	No Candidate, or family member (as defined in NASD rules), or affiliate or associate (each as defined in Rule 405 under the Securities Act of 1933, as amended) of a Candidate, shall have any material personal, financial or professional interest in any present or reasonably foreseeable potential competitor of the Company.

•	Each Candidate shall be prepared to participate fully in Board activities, including active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board and the committee(s) of which he or she is a member, and not have other personal or professional commitments that would, in the Nominations Committee’s sole judgment, interfere with or limit his or her ability to do so.
     Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominations Committee may consider such other factors as it may deem appropriate, which may include, without limitation, judgment, skill, diversity, experience with businesses and organizations of comparable size to the Company, the interplay of a Candidate’s experience with the experience of other directors and the extent to which a Candidate would be a desirable addition to the Board and any committees of the Board.
     Process for Identifying and Evaluating Candidates. The Nominations Committee is responsible to identify and evaluate Candidates for Board membership and select or recommend to the Board nominees to stand for election. The Nominations Committee will consider all Candidates recommended by the Company’s Qualified Stockholders (as defined below) in accordance with the procedures set forth below under the caption “Nominees Recommended by Qualified Stockholders.” The Committee may also consider Candidates proposed by management, but it is not obligated to do so. The Nominations Committee will evaluate all Candidates, including incumbent directors, based on the same criteria as described above. All Candidates (whether identified internally or by a Qualified Stockholder) who, after evaluation, are then selected by or recommended by the Nominations Committee and approved by the Board, will be included in the Company’s recommended slate of director nominees in its proxy statement.
     General Nomination Right of All Stockholders. Any stockholder of the Company may nominate one or more persons for election as a director of the Company at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in the Company’s Amended and Restated Bylaws. In order for a stockholder’s director nomination to be timely, the stockholder must deliver written notice to the Company’s secretary not less than 120 days prior to any meeting of stockholders called for the election of directors. Such notification shall contain the written consent of each proposed nominee to serve as a director if so elected and all other information required in Article II, Section 11 of the Company’s Amended and Restated Bylaws

regarding each proposed nominee and as to each person, acting alone or as part of a group, who participates or is expected to participate in making such nomination or in organizing, directing or financing such nomination or solicitation of proxies to vote for the nominee or nominees.
     The procedures described under the caption “Nominees Recommended by Qualified Stockholders” are meant to establish an additional means by which certain stockholders may participate in the Company’s process for identifying and evaluating Candidates by making recommendations to the Nominations Committee. Such procedures are not meant to replace or limit the Company’s stockholders’ general nomination rights in any way.
     Nominees Recommended by Qualified Stockholders. In addition to those Candidates identified through the Company’s internal processes, in accordance with the Nominations Policy, the Nominations Committee will evaluate a Candidate proposed by any single stockholder or group of stockholders who have beneficially owned more than five percent of the common stock of the Company for at least one year (and will hold the required number of shares through the Annual Meeting) and that satisfies the notice, information and consent provisions in the Nominations Policy (a “Qualified Stockholder”).
     In order to be considered by the Nominations Committee for an upcoming annual meeting of stockholders, a notice from a Qualified Stockholder regarding a potential Candidate must be submitted to the Corporate Secretary who will forward such information to the Nominations Committee not less than 120 calendar days before the anniversary of the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting. If the Company changes its annual meeting date by more than 30 days from year to year, the notice must be received by the Nominations Committee no later than the close of business on the 10th day following the day on which notice of the date of the upcoming annual meeting is publicly disclosed.
     Any Candidate proposed by a Qualified Stockholder must be independent of the Qualified Stockholder in all respects as determined by the Nominations Committee or by applicable law. Any Candidate submitted by a Qualified Stockholder must also meet the definition of an “independent director” under NASD rules.
Director Compensation
     The compensation and benefits for service as a member of the Board of Directors is determined by the Compensation Committee and the Board. Directors employed by us or one of our subsidiaries are not compensated for service on the Board or on any Committee of the Board. Until September 2007, our non-employee directors received $25,000 for each year of service as a director plus an additional $5,000 per year for each committee of the Board on which such non-employee directors served. Additionally, the chairpersons of each of the Compensation Committee and the Nominations Committee received an additional $5,000 per year and the chairpersons of each of the Audit Committee and the Litigation Oversight Committee received an additional $10,000 per year. Non-employee directors also received stock option awards under our stock option plans, which awards included an initial option to purchase 45,000 shares of common stock upon joining the Board as a director and thereafter each non-employee director who continued to serve on the Board automatically received an annual grant of an option to acquire 15,000 shares upon his or her election at the annual meeting. Beginning in September 2007, we began awarding our non-employee directors 10,000 options per quarter in lieu of any cash compensation; including for their service on the Board and for serving on any of our committees. In addition, Board members are reimbursed for expenses incurred in connection with attendance at Board and committee meetings.
     The following table sets forth a summary of the compensation we paid to our non-employee directors (and former non-employee directors) in 2007.

	Fees Earned or Paid in Cash	Options Awards
Name	($)	($)(1)	Total ($)

Ralph J. Yarro III	26,250	24,920	51,170
R. Duff Thompson	33,750	24,920	58,670
Darcy G. Mott	28,750	24,920	53,670
Daniel W. Campbell	33,750	24,920	58,670
Omar T. Leeman	30,000	44,624	74,624
J. Kent Millington	27,500	44,624	72,124
Edward E. Iacobucci(2)	17,500	20,075	37,575

(1)	The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended October 31, 2007, in accordance with SFAS 123(R), of stock option awards issued pursuant to our equity incentive plans and include amounts from outstanding stock option awards granted during and prior to fiscal 2007. Assumptions used in the calculation of these amounts are included in the notes to our audited consolidated financial statements for the fiscal year ended October 31, 2007 as included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on January 29, 2008. The amounts shown disregard estimated forfeitures related to service-based vesting conditions. No stock options were forfeited by any of our non-employee directors during the fiscal year other than Edward E. Iacobucci who forfeited 85,000 options upon his cessation of service on the board of directors. There is no dollar amount recognized in the table relating to those forfeited options because there was no accounting expense relating to those options in fiscal 2007. The grant date fair value of the option granted on April 26, 2007 to each non-employee director re-elected on that date was $9,431 per director; for information regarding the number of stock options held by each non-employee director as of October 31, 2007, see the table below. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that may be recognized by the non-employee directors.

(2)	Mr. Iacobucci served on the Board of Directors through April 26, 2007, the date of our annual meeting of stockholders.
     Each of our non-employee directors (and former non-employee directors) owned the following number of stock options as of October 31, 2007.

Non-Employee Director	Stock Options Outstanding

Ralph J. Yarro III	157,500
R. Duff Thompson	120,000
Darcy G. Mott	120,000
Daniel W. Campbell	135,000
Omar T. Leeman	75,000
J. Kent Millington	75,000
Edward E. Iacobucci	45,000
Communications with Directors
     Historically, the Company has not adopted a formal process for stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent.
Recommendation of the Board of Directors
     The Board of Directors unanimously recommends that the stockholders of the Company vote FOR the election of all the nominees listed above.
PROPOSAL 2: APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Company is asking the stockholders to ratify the selection of Tanner LC (“Tanner”) as the Company’s independent registered public accounting firm for the year ending October 31, 2008. The affirmative vote of a majority of the common stock having voting power present in person or represented by proxy and entitled to vote will be required to ratify the selection of Tanner.
     In the event the stockholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such change would be in the best interests of the Company and its stockholders.
     Representatives of Tanner will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
Principal Accountant Fees and Services
     The following table presents fees for professional services rendered by Tanner for the years ended October 31, 2007 and 2006 (in thousands):

	2007	2006
Audit Fees(1)	$280	$269
Audit-Related Fees(2)	30	57
Tax Fees(3)	45	32
All Other Fees	—	—

Total	$355	$358

(1)	Audit Fees consist of fees billed for the annual audits and quarterly reviews.

(2)	Audit Related Fees consist of fees billed for various SEC filings and the audit of the Company’s employee benefit plan.

(3)	Tax Fees consist of fees billed for tax consultation and tax return preparation.
Pre-Approval Policies
     The Audit Committee approved all audit, audit-related and tax services performed by our independent registered public accounting firm during the years presented. Additionally, the Audit Committee Chair has the authority to pre-approve audit, audit-related and tax fees, which approval is ratified by the full Audit Committee at the next scheduled meeting. The Audit Committee has determined that the fees paid to Tanner are compatible with maintaining Tanner’s independence as the Company’s auditors.
Audit Committee Report
     The Audit Committee, which consists of Messrs. Campbell, Mott and Millington, is responsible for, among other things:
•	reviewing the Company’s annual financial statements, the audit report and other relevant financial reports,

•	reviewing the internal financial reports prepared by management,

•	recommending engagement of the Company’s independent registered public accounting firm,

•	approving the services performed by the independent registered public accounting firm,

•	meeting with the independent registered public accounting firm and reviewing with them the results of their audit, and

•	reviewing and evaluating the Company’s systems of internal controls.
     The Audit Committee acts pursuant to a written charter adopted by the Board and all members of our Audit Committee are “independent” as defined under Rule 4350(d)(2) of the NASD listing standards. In addition, the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with its management and has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).
     The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by Independence Standards Board Standard No. 1 (adopted by the Public Company Accounting Oversight Board (PCAOB)).
     The Audit Committee has also considered whether the provision of non-audit services provided by Tanner to the Company is compatible with maintaining its independence and has discussed with the auditors such auditors’ independence.
     Based on its review, the Audit Committee recommended to the Board of Directors that the audited financial statements for the Company’s year ended October 31, 2007 be included in the Company’s Annual Report on Form 10-K for its year ended October 31, 2007, which was filed on January 29, 2008.

Submitted by:

Daniel W. Campbell (Chair)
Darcy G. Mott
J. Kent Millington
Members of the Audit Committee
Recommendation of the Board of Directors
     The Board of Directors unanimously recommends that the stockholders of the Company vote FOR the ratification of Tanner LC as the Company’s independent registered public accounting firm.

EXECUTIVE OFFICERS
     The following table presents information regarding the current executive officers of the Company:

Name	Age	Position
Darl C. McBride	48	Chief Executive Officer, Director
Kenneth R. Nielsen	48	Chief Financial Officer
Jeff F. Hunsaker	42	President and Chief Operating Officer of SCO Operations
Ryan E. Tibbitts	51	General Counsel and Corporate Secretary
     Set forth below is the business background of each of our executive officers. Information on the business background of Darl C. McBride is set forth above under the caption “Election of Directors.”
     Kenneth R. Nielsen has served as interim Chief Financial Officer since October 1, 2007. Prior to joining the Company, Mr. Nielsen was Chief Financial Officer of Forward Foods, LLC, a manufacturer and marketer of high protein snack, energy and meal replacement bars, from April 2007 to August 2007. From June 2001 to March 2007, Mr. Nielsen served as Corporate Controller of Mrs. Fields’ Companies, Inc., a retailer of cookies and baked goods. From August 2000 to June 2001, Mr. Nielsen was the Director of Financial Operations of Echopass, a provider of advanced IP-based call and contact center solutions. From 1999 to 2000, Mr. Nielsen was a Senior Manager at Ernst & Young LLP. Mr. Nielsen is a certified public accountant and holds a B.A. degree in Accounting from Weber State University and an M.B.A. from Brigham Young University.
     Jeff F. Hunsaker has served as President and Chief Operating Officer of SCO Operations since December 2007. Prior to that, he served as Senior Vice President and General Manager of SCO’s mobile business since May 2006. From August 2005 to April 2006 he served as the Senior Vice President of Worldwide Sales. Prior to that, Mr. Hunsaker served as the Senior Vice President and General Manager of the UNIX Division, from January 2004 to July 2005. From February 2003 to December 2003, Mr. Hunsaker served as Senior Vice President of Worldwide Sales and Marketing for the Company and prior to that Mr. Hunsaker served as Vice President and General Manager, Americas Division, from January 2000 to January 2003. Upon joining the Company, Mr. Hunsaker had worked for several high-tech companies from 1989 through 2000, in a senior sales or marketing role including WordPerfect Corporation, Novell Inc., Corel Corporation and Baan Corporation. Mr. Hunsaker holds a B.S. degree in Business Finance from Utah State University.
     Ryan E. Tibbitts joined the Company in June 2003 as General Counsel and became the Corporate Secretary in September 2003. Mr. Tibbitts is responsible for all legal aspects of the Company’s worldwide operations. Prior to joining the Company, Mr. Tibbitts worked as General Counsel at Center 7, Inc. from October 2001 to August 2003 and at Lineo, Inc. from January 2001 to September 2001. Mr. Tibbitts worked in private practice with a law firm in Utah from 1985 until 2001. Mr. Tibbitts is a member of the Utah State Bar and American Bar Association and received his J.D. and B.S. degrees from Brigham Young University.
COMPENSATION DISCUSSION AND ANALYSIS
     The following discussion and analysis provides information regarding our executive compensation objectives and principles, procedures, practices and decisions, and is provided to help give perspective to the numbers and narratives that follow in the tables in this section. This discussion will focus on the Company’s objectives, principles, practices and decisions with regards to the compensation of Darl C. McBride, Bert B. Young, Kenneth R. Nielsen, Sandeep Gupta, Jeff F. Hunsaker, Ryan E. Tibbitts and Chris Sontag, our named executive officers (“Named Executive Officers”). A discussion of our directors’ compensation is set forth above under “Director Compensation”.

Executive Compensation Objectives and Principles
     The compensation policy for our Chief Executive Officer and other executive officers is to provide compensation opportunities that are based upon our financial performance, their contribution to that performance, their personal performance, and that are competitive enough to attract and retain highly skilled individuals.
Executive Compensation Procedures
     We believe that compensation paid to our executive officers should be closely aligned with our performance and the performance of each individual executive officer on both a short-term and a long-term basis, should be based upon the value each executive officer provides to our company, and should be designed to assist us in attracting and retaining the best possible executive talent, which we believe is critical to our long-term success. To attain our executive compensation objectives and implement the underlying compensation principles, we follow the procedures described below.
     Role of the Compensation Committee. It is the duty of the Compensation Committee to review and recommend to the entire Board of Directors for approval the salary, bonus and equity compensation of our Chief Executive Officer. In addition, the Compensation Committee reviews and recommends the general compensation policies for our other executive officers, after receiving recommendations from our Chief Executive Officer. The Compensation Committee also reviews and recommends to the entire Board of Directors discretionary option grants for our Chief Executive Officer, other executive officers and employees in accordance with the 1999 Stock Option Plan and the 2002 and 2004 Omnibus Stock Incentive Plans.
     The Compensation Committee believes that the compensation program for our Chief Executive Officer should reflect our performance and the value created for our stockholders. In addition, the compensation program for the Chief Executive Officer should support our short-term and long-term strategic goals and values and should reward our Chief Executive Officer for his contribution to our success. We are engaged in a very competitive industry, and our success depends, in part, upon our ability to retain our executive officers.
     Compensation Consultant. We have not retained the services of a compensation consultant.
Elements of Compensation
     Our executive compensation objectives and principles are implemented through the use of the following elements of compensation, each discussed more fully below:
•	Base Salary

•	Bonuses

•	Stock-Based Compensation

•	Other Benefits
     In addition to benefits broadly available to our employees, the Chief Executive Officer and other executive officer’s compensation packages are comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance; (ii) quarterly and annual performance awards tied to the Company’s attainment of financial and management performance objectives; and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the Chief Executive Officer, other executive officers and our stockholders. The Compensation Committee and Board of Directors have reserved the ability to exercise discretion in applying entirely different factors, such as different measures of financial performance, for future fiscal years.
     Base Salary. The Compensation Committee approved the salaries of all of our executive officers for fiscal year 2007. Salary decisions concerning these officers were based upon a variety of considerations consistent with the compensation philosophy stated above. In reviewing and setting the total compensation of our Chief Executive Officer for the year ended October 31, 2007, the Compensation Committee sought to make that compensation competitive, while at the same time assuring that a significant percentage of compensation was tied to our performance. The Company did not adjust the base salary for the Chief Executive Officer as a result of our cash constraints. Consequently, the base salary for Darl McBride, our Chief Executive Officer, remained unchanged at $265,000 for the fiscal year ended October 31, 2007. The base salary level for the other executive officers was established for the year ended October 31, 2007 on the basis of the following factors: personal performance and experience and the estimated salary levels in effect for similar positions. The Compensation Committee reviews the other executive officers’ base salaries periodically and makes adjustments accordingly. We did not benchmark the salaries of our executive officers against the salaries of other companies.
     Bonuses. Each Named Executive Officer is eligible to receive quarterly and annual performance-based bonuses by participating in either the Employee Incentive Bonus Program or the Sales Compensation Plan, both as described below. These bonuses are intended to motivate participating executives to achieve both short-term and long-term strategic and financial objectives. Mr. McBride received bonus payments of $144,691 for the year ended October 31, 2007 as a result of the attainment of personal management performance objectives, which included, but were not limited to establishing new business channels and partnerships for mobile technologies, launching new digital mobile services, and leading our operations to preserve and maximize cash resources. During the year ended October 31, 2007, our other Named Executive Officers collectively received bonus payments of $186,756 (excluding the discretionary bonus of $84,408 paid to Mr. Tibbitts as described below), based on the personal attainment of their management performance objectives and/or achieving a certain level of sales. The Compensation Committee adjusted the performance goals for the fourth quarter for Messrs. McBride, Tibbitts and Hunsaker, because of unforeseen changes to our business, including our bankruptcy filing. The Compensation Committee then awarded bonuses to these individuals that were based upon the adjusted performance goals, which adjusted performance goals were, in the opinion of the Compensation Committee, more indicative of such officer’s actual performance. In addition, in recognition of the significant contributions Mr. Tibbitts has made to our company, the Board also approved a discretionary bonus of $50,000, net of taxes, to be paid to Mr. Tibbitts. The total bonus amount equaled $84,408. Mr. Young, our former Chief Financial Officer, received a transition fee of $60,000 for continuing to assist us for a period of time after he resigned.
     Employee Incentive Bonus Program. The Employee Incentive Bonus Program (the “Bonus Program”) is designed (i) to reward achievement of specific revenue and operating objectives, (ii) align employee, company and stockholder interests, and (iii) improve morale of the employees. For fiscal 2007, Darl McBride, Ryan Tibbitts and Bert Young participated in the Bonus Program. Jeff Hunsaker and Sandeep Gupta participated in the Bonus Program for part of the year and the sales compensation plan for part of the year.
     The Bonus Program is approved annually by the Compensation Committee and is administered by our Chief Executive Officer, Chief Financial Officer and the Director of Human Resources (the “Management Incentive Committee”). The Management Incentive Committee is responsible for setting the performance objectives and administering the Bonus Program, provided that the Compensation Committee sets the performance objectives of the Chief Executive Officer, and the Chief Executive Officer approves the performance objectives of the other members of the Management Incentive Committee. The Bonus Program covers all regular employees, except employees who are covered by sales commission or other incentive-eligible programs.
     The bonus pool is comprised of three components: (1) 40% related to revenue, (2) 40% related to operating performance, and (3) 20% related to personal objectives. We establish an executive and employee incentive program each year, pursuant to which certain executives and employees may earn quarterly bonuses based upon our performance. In the first quarter of each year, our compensation committee identifies the plan’s participants for the year and establishes an objective formula by which the amount, if any, of the plan’s bonus pool will be determined. This formula is based upon quarterly revenues and quarterly operating loss before provision for income taxes. The bonus pool is subject to a 200% cap for director level and below, and is not subject to a cap for vice presidents, executives and officers.

     Our Compensation Committee established the following targets for the fiscal 2007 quarterly bonus pool (dollars in thousands):

	Revenues	Operating loss
Q1 - 2007	$5,825	$(1,706)
Q2 - 2007	5,925	(1,610)
Q3 - 2007	6,075	(1,643)
Q4 - 2007	4,749	(1,050)
Total	$22,574	$(6,009)
     The revenue and operating performance targets will not be funded unless the revenue and operating performance targets are attained at 100%. The personal objectives components will pay out each quarter based on the percentage of individual achievement. The amount payable to any employee will depend on a percentage of such employee’s annual base salary. The applicable percentages of annual base salary for all employees are established on an annual basis by the Compensation Committee. For executive officers, there is no maximum amount that they may earn pursuant to the Bonus Program. The components of the Bonus Program outlined above serve as criteria to help the Compensation Committee determine what bonuses to pay to the executive officers. However, the Compensation Committee has the discretion to award bonuses even if this criteria is not met, and the Compensation Committee exercised this discretion to award bonuses for the fourth quarter even though the pre-established performance goal for operating loss was not met. The Compensation Committee adjusted the performance goals for the fourth quarter as described above.
     Sales Compensation Plan. The sales compensation plan is a quarterly incentive based plan. All sales representatives in the UNIX business are eligible to participate in the sales compensation plan. For commission compensation, there is one quota containing Product, SES/SWIM, Engineering Services, Support, Professional Services, IP Compliance Licensing, and other UNIX products (“UNIX business”). There is also one quota containing Me Inc. products and services, Shout, Edgeclick and other new revenue opportunities (“New business”). The quota and credit relief for both the UNIX business and New business is based on revenue recognition for all products and services. The sales compensation plan is rolled out quarterly to the sales field to ensure that the objectives and deliverables outlined for traction with new mobility products is being attained. For fiscal 2007, Chris Sontag participated in the Sales Compensation Plan; and Jeff Hunsaker and Sandeep Gupta participated in the Bonus Program for part of the year and the Sales Compensation Plan for part of the year.
     Stock-Based Compensation. We do not have any policies for allocating compensation between long-term and currently paid out compensation or between cash and non-cash compensation or among different forms of non-cash compensation. However, the Compensation Committee sets the number of shares subject to each option grant for each executive officer at a level intended to create a meaningful opportunity for stock ownership based on (i) the executive’s current position with the Company, (ii) the base salary associated with the position, and (iii) the executive’s personal performance in recent periods. The Compensation Committee also takes into account the executive’s existing holdings of our common stock and the number of vested and unvested option shares exercisable by the executive in order to maintain an appropriate level of equity incentive to keep the executives’ interests aligned with our stockholders. Although we do not have any formal policy for determining the amount of stock options or the timing of our stock option grants, we have historically granted stock options at regularly scheduled board meetings to high-performing employees (i) in recognition of their individual achievements and contributions to our company, and (ii) in anticipation of their future service and achievements. Mr. McBride received an option to purchase 100,000 shares of our common stock at an exercise price of $2.30 per share during the year ended October 31, 2007. This option vests over four years, although vesting accelerates upon a change in control of the Company. This award was determined based upon Mr. McBride’s current equity holdings in the Company and related vesting to maintain alignment of his interests with the interests of our stockholders. During the year ended October 31, 2007, the Compensation Committee recommended and the full Board of Directors approved stock options to purchase a total of 335,000 shares of our common stock to the other Named Executive Officers at an exercise price of $2.30 per share, which options also accelerate upon a change in control of the Company.
     Other Benefits. Our Named Executive Officers receive the same benefits that are available to all other full-time employees, including the payment of health, dental, life and disability insurance premiums.

Deductibility of Executive Compensation
     Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1,000,000 per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance based compensation paid to our executive officers for the year ended October 31, 2007 did not exceed the $1,000,000 limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to our executive officers for the year ending October 31, 2008 will exceed that limit. The Company’s 1999 Stock Option Plan and the 2002 and 2004 Omnibus Stock Incentive Plans have been structured so that any compensation deemed paid in connection with the exercise of option grants made under those plans with an exercise price equal to the fair market value of the options shares on the grant date will qualify as performance-based compensation which will not be subject to the $1,000,000 limitation. Because it is unlikely that the cash compensation payable to any of our executive officers in the foreseeable future will approach the $1,000,000 limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to our executive officers. The Compensation Committee will reconsider this decision should the individual non-performance based cash compensation of any executive officer ever approach the $1,000,000 level.
COMPENSATION COMMITTEE REPORT
     The Compensation Committee has reviewed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed the Compensation Discussion and Analysis with the Company’s management. Based on such review and discussions with management, the Compensation Committee recommended to the Board that the foregoing Compensation Discussion and Analysis be included in this Proxy Statement.
Submitted by:
J. Kent Millington (Chair)
Omar T. Leeman
R. Duff Thompson
Members of the Compensation Committee

     The following table shows information regarding the compensation earned during the fiscal year ended October 31, 2007 by our Named Executive Officers. We have not entered into any employment agreements with our executive officers. For a discussion of the compensation of our directors, see “Director Compensation” described in Proposal 1 above.
Summary Compensation Table

					Non-Equity
					Incentive Plan	All Other
		Salary	Bonus	Option	Compensation	Compensation	Total
Name	Year	($)	($)(1)	Awards(2)	($)(3)	($)	($)

Darl C. McBride	2007	265,000	46,375	161,529	98,316	—	571,220
Chief Executive Officer

Kenneth R. Nielsen(4)	2007	9,545	—	—	—	—	9,545
Chief Financial Officer

Ryan E. Tibbitts	2007	165,769	100,408 (5)	253,789	33,920	—	553,886
General Counsel and Corporate Secretary

Jeff F. Hunsaker	2007	160,000	13,440	56,082	27,590	—	257,112
President and Chief Operating Officer of SCO Operations

Bert B. Young(6)	2007	170,000	—	333,406	36,040	60,000 (7)	599,446
Former Chief Financial Officer

Sandeep Gupta	2007	167,692	—	97,465	43,766	—	308,923
Former Chief Technology Officer

Chris Sontag	2007	160,000	—	63,758	16,000	24,000 (8)	263,758
Former Senior Vice President

(1)	For the fourth quarter of fiscal 2007, the Compensation Committee adjusted the performance goals necessary for certain participants in the Employee Incentive Bonus Program to receive bonuses. As a result of these adjustments, for the fourth quarter, Mr. McBride received a bonus of $46,375, Mr. Tibbitts received a bonus of $16,000, and Mr. Hunsaker received a bonus of $13,440. These awards are all discussed in further detail under the heading “Elements of Compensation” in the Compensation Discussion and Analysis section above.

(2)	The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended October 31, 2007, in accordance with SFAS 123(R) of stock option awards issued pursuant to our equity incentive plans and include amounts from outstanding stock option awards granted during and prior to fiscal 2007. Assumptions used in the calculation of these amounts are included in the notes to our audited consolidated financial statements for the fiscal year ended October 31, 2007 as included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on January 29, 2008. The amounts shown disregard estimated forfeitures related to service-based vesting conditions. During the fiscal year ended October 31, 2007, Mr. Sontag forfeited 84,792 options and Mr. Young forfeited 181,875 options. See the “Grant of Plan-Based Awards—Fiscal 2007” table for information on stock option grants made in fiscal 2007. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that may be recognized by the Named Executive Officers.

(3)	This amount constitutes the cash bonuses made to certain Named Executive Officers. Darl McBride, Ryan Tibbitts and Bert Young participated in the Employee Incentive Bonus Program; Chris Sontag participated in the Sales Compensation Plan; and Jeff Hunsaker and Sandeep Gupta participated in both plans. Mr. Hunsaker received $24,710 pursuant to the Sale Compensation Plan and $2,880 pursuant to the Employee Incentive Bonus Program; Mr. Gupta received $35,555 pursuant to the Sales Compensation Plan and $8,211 pursuant to the Employee Incentive Bonus Program. These awards are all discussed in further detail under the heading “Elements of Compensation” in the Compensation Discussion and Analysis section above.

(4)	Mr. Nielsen was hired as our Chief Financial Officer, effective October 1, 2007.

(5)	Of this amount, $16,000 represents a bonus awarded to Mr. Tibbitts as further described above in Footnote 1 to this table and $84,408 represents a discretionary cash bonus awarded to Mr. Tibbitts for services rendered during fiscal 2007 as further described above in the “Compensation Discussion and Analysis” section of this Proxy Statement.

(6)	Mr. Young resigned as our Chief Financial Officer effective as of October 9, 2007. He will continue to assist us as a consultant for an anticipated period of approximately six months from the date of his resignation.

(7)	Represents a payment made to Mr. Young for transition services rendered during fiscal 2007 as further described above in the “Compensation Discussion and Analysis” section of this Proxy Statement.

(8)	Represents the payment of the taxes due on the vesting of Mr. Sontag’s restricted stock.

Grants of Plan-Based Awards—2007
     The following table sets forth information regarding grants of plan-based awards made to our Named Executive Officers during the fiscal year ended October 31, 2007.

								All Other Option		Grant Date
		Estimated Future Payouts Under						Awards: Number		Fair Value of
		Non-Equity Incentive Plan Awards						of Securities	Exercise or Base	Stock and
		Threshold		Target		Maximum		Underlying	Price of Option	Option
Name	Grant Date	(#)(1)		(#)(1)		(#)		Options (#)(2)	Awards ($/Sh)	Awards($)

Darl C. McBride	11/13/06	—		—		—		100,000	2.30	183,430
Chief Executive Officer
	—	148,400		185,000		N/A		—	—	—

Kenneth Nielsen	—	—		—		—		—	—	—
Chief Financial Officer

Ryan Tibbitts	11/13/06	—		—		—		95,000	2.30	174,259
General Counsel and	—	51,200		64,000		N/A		—	—	—
Corporate Secretary

Jeff F. Hunsaker	11/13/06	—		—		—		40,000	2.30	73,372
President and Chief	—	—		32,000	(3)	64,000	(3)	—	—	—
Operating Officer of SCO	—	25,600	(4)	32,000	(4)	—		—	—	—
Operations

Bert B. Young	11/13/06	—		—		—		80,000 (5)	2.30	146,744 (5)
Former Chief Financial	—	40,800		51,000		N/A		—	—	—
Officer

Sandeep Gupta	11/13/06	—		—		—
Former Chief Technology	—	—		33,000	(3)	66,000	(3)	80,000	2.30	146,744
Officer	—	13,200	(4)	16,500	(4)	—		—	—	—

Chris Sontag	11/13/06	—		—		—		40,000	2.30	73,372
Former Senior Vice	—	0		16,000		N/A		—	—	—
President

(1)	Darl McBride, Ryan Tibbitts, Jeff Hunsaker, Bert Young and Sandeep Gupta participated in our Employee Incentive Bonus Program. The target bonus for each eligible employee is comprised of three components: (i) 40% related to revenue, (ii) 40% related to operating performance, and (iii) 20% related to personal objectives. This bonus program does not provide for maximum payout amounts. The actual bonus amount earned by each of these participants is shown in the “Summary Compensation Table” above. Jeff Hunsaker, Sandeep Gupta and Chris Sontag participated in our Sales Compensation Plan pursuant to which participants may earn sales commissions. The actual bonus amount earned by each of these participants is shown in the “Summary Compensation Table” above. For purposes of this table, the threshold amount is calculated based upon annual objectives; however, bonuses are awarded based upon quarterly objectives; therefore, there may be instances in which the quarterly bonuses actually paid are lower than the annual threshold amount.

(2)	All option grants were made pursuant to the 2002 Omnibus Stock Incentive Plan and are nonqualified stock options. Options expire ten years from the date of grant. The exercise price of each option granted is equal to the fair market value of our common stock (which is the closing price of our common stock on the date of grant) as determined and approved by the Board of Directors. Our equity incentive plans are discussed in further detail under the heading “Elements of Compensation” in the Compensation Discussion and Analysis section above.

(3)	Represents the target and maximum available under the Sales Compensation Plan.

(4)	Represents the threshold and target available under the Employee Incentive Bonus Program.

(5)	These options were forfeited during the fiscal year ended October 31, 2007.

Outstanding Equity Awards at Fiscal Year-End—2007
     The following table lists the outstanding equity incentive awards held by our Named Executive Officers as of October 31, 2007.

	Option Awards
	Number of Securities	Number of Securities
	Underlying	Underlying
	Unexercised Options	Unexercised Options	Option
	(#)	(#)	Exercise Price
Name	Exercisable(1)	Unexercisable(1)	($)	Option Expiration Date
Darl C. McBride	400,000	—	$0.760	06/26/2012
Chief Executive Officer	50,000	—	$0.760	06/27/2012
	150,000	—	$0.760	06/27/2012
	200,000	—	$2.070	03/17/2013
	70,833	29,167	$4.850	12/07/2014
	35,000	45,000	$3.780	01/22/2016
	—	100,000	$2.300	11/12/2016

Kenneth R. Nielsen	—	—	—	—
Chief Financial Officer

Ryan E. Tibbitts	30,000	—	$8.710	05/26/2013
General Counsel and	35,000	—	$17.990	09/10/2013
Corporate Secretary	8,541	1,459	$5.050	05/24/2014
	81,250	18,750	$4.050	07/26/2014
	106,250	43,750	$4.850	12/07/2014
	21,875	28,125	$3.780	01/22/2016
	—	95,000	$2.300	11/12/2016

Jeff F. Hunsaker	11,250	—	$1.120	11/01/2011
President and Chief	22,500	—	$1.120	11/01/2011
Operating Officer of SCO	100,000	—	$2.070	03/18/2013
Operations	17,708	7,292	$4.850	12/07/2014
	17,500	22,500	$3.780	01/22/2016
	—	40,000	$2.300	11/12/2016

Bert B. Young	131,250	—	$7.180	04/19/2014
Chief Financial Officer	106,250	—	$4.850	12/07/2014
	30,625	—	$3.780	01/22/2016

Sandeep Gupta	295	—	$1.120	11/01/2011
Chief Technology Officer	5,979	1,021	$5.050	05/24/2014
	27,708	7,292	$3.660	08/25/2014
	35,000	45,000	$3.780	01/22/2016
	—	80,000	$2.300	11/12/2016

Christopher Sontag	110,000	—	$1.100	10/10/2012
	100,000	—	$2.070	03/17/2013
	14,583	—	$4.850	12/07/2014
	15,625	—	$3.780	01/22/2016

(1)	The unvested options vest 25% after the completion of one year of service and then 1/36 per month for the remaining three years and would be fully vested at the end of four years. In addition, the options fully vest upon the occurrence of a change in control as described below under “Potential Payments Upon Termination or Change of Control”.
Potential Payments Upon Termination or Change in Control
     On December 10, 2004, the Company entered into Change in Control Agreements with the following officers: Darl C. McBride; Bert B. Young; Christopher Sontag; Jeff F. Hunsaker; and Ryan E. Tibbitts (each, an “Officer”). Each agreement is effective as of December 10, 2004. On January 23, 2006, the Company entered into a similar agreement with Sandeep Gupta.

     Pursuant to the terms of these agreements, each Officer agrees that he or she will not voluntarily leave the employ of the Company in the event any individual, corporation, partnership, company or other entity takes certain steps to effect a change in control of our company, until the attempt to effect a change in control has terminated, or until a change in control occurs.
     If the Officer is still employed by the Company when a change in control occurs, any stock, stock option or restricted stock granted to the Officer by the Company that would have become vested upon continued employment by the Officer shall immediately vest in full and become exercisable notwithstanding any provision to the contrary of such grant and shall remain exercisable until it expires or terminates in accordance with its terms. Our purpose in entering into the Change in Control Agreements was to attempt to increase the alignment of the interests of the Chief Executive Officer and other executive officers with the interests of our stockholders in connection with any potential change in control of the Company.
     Each Officer shall be solely responsible for any taxes that arise or become due pursuant to the acceleration of vesting that occurs pursuant to the Change in Control Agreement.
     The exercise price of all of the unvested stock options held by each Officer at October 31, 2007 exceeded the closing price of our common stock on October 31, 2007 ($0.31). Therefore, no compensation would have become payable to our Officers at October 31, 2007 if we had experienced a change in control.
Compensation Committee Interlocks and Insider Participation
     The members of the Compensation Committee for the year ended October 31, 2007 were Messrs. Millington, Leeman and Thompson. In addition, Messrs. Mott and Iacobucci served on our Compensation Committee for part of the year. None of the members of our Compensation Committee has at any time in the past three years been an officer or employee of us or any of our subsidiaries or parent. None of our executive officers currently serves or in the past year has served as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

EQUITY COMPENSATION PLAN INFORMATION
     We maintain our 1998 Stock Option Plan, our 1999 Stock Option Plan, our 2002 Omnibus Stock Incentive Plan, our 2004 Omnibus Stock Incentive Plan and our 2000 Employee Stock Purchase Plan (the “ESPP”). We are no longer granting awards under the 1998 Stock Option Plan, which was superseded by the 1999 Stock Option Plan. As of December 1, 2007, we suspended our ESPP.
     The following table provides information about equity awards under our equity compensation plans as of October 31, 2007:

Number of securities
	Number of securities		remaining available for
	to be issued upon	Weighted-average	future issuance under
	exercise of	exercise price of	equity compensation
	outstanding	outstanding	plans (excluding
	options, warrants	options, warrants	securities reflected in
Plan Category	and rights	and rights	the first column)
Equity compensation plans approved by security holders	5,016,415	$3.53	1,555,337	(1)(2)
Equity compensation plans not approved by security holders	—	n/a	—

Total	5,016,415	$3.53	1,555,337

(1)	The 2004 Omnibus Incentive Plan (the “2004 Plan”) incorporates an evergreen formula pursuant to which on each November 1, the aggregate number of shares reserved for issuance under the 2004 Plan will increase by a number of shares equal to three percent of the outstanding shares on the day preceding (October 31). The ESPP incorporates an evergreen formula pursuant to which on January 1 of each year the aggregate number of shares reserved for issuance under the ESPP will increase by a number of shares equal to one percent of the outstanding shares on the day preceding (December 31).

(2)	Of these shares, 116,055 shares remained available for purchase under the ESPP as of October 31, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth information known to us with respect to beneficial ownership of our common stock as of January 31, 2008 for (i) each director and nominee, (ii) each holder of 5.0% or greater of our common stock, (iii) our Named Executive Officers, and (iv) all executive officers and directors as a group.
     Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. Shares subject to options that are exercisable within 60 days following January 31, 2008 are deemed to be outstanding and beneficially owned by the optionee for the purpose of computing share and percentage ownership of that optionee, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The percentage of shares beneficially owned is based on 21,588,885 shares of common stock outstanding as of January 31, 2008. Except as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

	Number of Shares
Name and Address of Beneficial Owner	Beneficially Owned		Percent of Class
Principal Stockholders:

Ralph J. Yarro III	5,684,355	(1)	26.1%
355 South 520 West Suite 100 Lindon, Utah 84042

AmTrust Capital Management, Inc.	1,328,731	(2)	6.2%
10451 Mill Run Circle Ownings Mills, MD 21117

Named Executive Officers And Directors:

Ralph J. Yarro III	5,684,355	(1)	26.1%
Darcy G. Mott	199,819	(3)	*
R. Duff Thompson	115,000	(4)	*
Omar T. Leeman	70,000	(5)	*
Daniel W. Campbell	130,000	(6)	*
J. Kent Millington	70,000	(7)	*
Darl C. McBride	990,912	(8)	4.4%
Kenneth R. Nielsen	0		*
Bert B. Young	0		*
Sandeep Gupta	127,949	(9)	*
Jeff F. Hunsaker	206,565	(10)	*
Ryan E. Tibbitts	349,581	(11)	1.6%
Christopher Sontag	245,947	(12)	1.1%
All Named Executive Officers and	8,190,128	(13)	34.0%
Directors as a Group (13 Persons)

*	Does not exceed one percent.

(1)	Includes options to purchase 152,500 shares of common stock.

(2)	The information regarding the number of shares beneficially owned or deemed to be beneficially owned by AmTrust Capital Management, Inc. was taken from a Schedule 13G filed by that entity with the Securities and Exchange Commission dated February 14, 2007.

(3)	Includes options to purchase 115,000 shares of common stock.

(4)	Includes options to purchase 115,000 shares of common stock.

(5)	Includes options to purchase 70,000 shares of common stock.

(6)	Includes options to purchase 130,000 shares of common stock.

(7)	Includes options to purchase 70,000 shares of common stock.

(8)	Includes options to purchase 957,916 shares of common stock.

(9)	Includes options to purchase 95,730 shares of common stock.

(10)	Includes options to purchase 189,061 shares of common stock.

(11)	Includes options to purchase 346,873 shares of common stock.

(12)	Includes options to purchase 240,208 shares of common stock.

(13)	Includes options to purchase 2,482,288 shares of common stock. Included in this group are our Named Executive Officers, directors and current executive officers.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our equity securities. Officers, directors, and greater than ten percent stockholders are required to furnish us with copies of all Section 16(a) forms they file. We believe that during the year ended October 31, 2007 all reporting persons complied with all applicable filing requirements.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
     Other than the transactions described below, since the beginning of the year ended October 31, 2007 there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:
•	in which the amount exceeds $120,000; and

•	in which any director, executive officer, holder of more than five percent of our Common Stock or any member of their immediate family had or will have a direct or indirect material interest.
     As part of the Engagement Agreement entered into on October 31, 2004, the Company started paying directly to Kevin McBride (a licensed attorney who is working on the SCO Litigation and who is the brother of the Company’s Chief Executive Officer, Darl McBride) service fees and reimbursable expenses associated with the SCO Litigation, which primarily included document management, outsourced technical and litigation assistance, and travel expenses. During the fiscal years ended October 31, 2006 and 2005, Kevin McBride’s legal fees were paid by Boies, Schiller & Flexner LLP. Prior to October 31, 2004, Kevin McBride’s costs for both legal fees and reimbursable expenses were paid by Boies, Schiller & Flexner LLP in connection with the initial engagement agreement. During the fiscal year ended October 31, 2007, the Company incurred expenses of approximately $415,000 for the reimbursable expenses of document management, outsourced technical and litigation assistance and travel expenses.
Policies and Procedures for Transactions with Related Persons
     Although it does not have written policies and procedures, our audit committee reviews for potential conflict of interest situations, on an ongoing basis, any proposed transaction, or series of transactions, with related persons, and either approves or disapproves each reviewed transaction or series of related transactions with related persons.
STOCKHOLDER PROPOSALS
     No proposals have been submitted by stockholders of the Company for consideration at the Annual Meeting. Stockholder proposals intended to be presented at the Company’s 2009 annual meeting of stockholders must be received by the Company on or before November 25, 2008 in order to be considered for inclusion in the Company’s proxy statement and form of proxy for that meeting. However, if the date of the 2009 annual meeting is changed by more than 30 days from the date of this year’s annual meeting, then the deadline will be a reasonable time before we begin to print and mail the proxy materials. These proposals must also comply with the rules of the Securities and Exchange Commission governing the form and content of proposals in order to be included in the Company’s proxy statement and form of proxy and should be mailed to: Secretary, The SCO Group, Inc., 355 South 520 West, Suite 100 Lindon, Utah 84042.

     In addition, the Company’s Bylaws permit stockholders to nominate directors at the annual meeting by providing advance written notice to the Company. In order to make a director nomination at a stockholder meeting, a stockholder must notify the Company not fewer than 120 days in advance of any meeting of stockholders called for the election of directors. Similarly, the Company’s Bylaws permit stockholders to cause other business to be conducted at any meeting of stockholders by providing advance written notice to the Company. In order for such business to be conducted at a stockholder meeting, a stockholder must notify the Company not fewer than 120 days in advance of the meeting of stockholders. Assuming the date of next year’s annual meeting is on or about April 23, 2009, any notice required under the Bylaws as described in this paragraph must be received by the Company no later than December 24, 2008 in order to be timely for next year’s annual meeting. In addition, the notice must meet all other requirements contained in the Company’s Bylaws.
     A stockholder may contact the Corporate Secretary of the Company at its headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
OTHER MATTERS
     We do not know of any business, other than described in this Proxy Statement that should be considered at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.
     To assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the enclosed proxy and date, sign, and return it promptly in the envelope provided. The signing of a proxy by no means prevents you from attending and voting at the Annual Meeting.
AVAILABLE INFORMATION
     We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports and other information with the Securities and Exchange Commission (the “Commission”). Any interested party may inspect information filed by the Company, without charge, at the public reference facilities of the Commission at its principal office at 100 F. Street, N.E., Washington, D.C. 20549. In addition, the Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding the Company and other registrants that file electronically with the Commission at http://www.sec.gov.
     A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED OCTOBER 31, 2007 (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO), WHICH WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 29, 2008, WILL BE PROVIDED WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT IS MAILED UPON THE WRITTEN REQUEST OF ANY SUCH PERSON TO RYAN E. TIBBITTS, SECRETARY, THE SCO GROUP, INC., 355 SOUTH 520 WEST, SUITE 100, LINDON, UTAH 84042.

FORM OF PROXY
THE SCO GROUP, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 23, 2008
     The undersigned hereby appoints Kenneth R. Nielsen and Ryan E. Tibbitts as proxies with full power of substitution and hereby authorizes either of them to act and to vote, as designated on the reverse, all shares of voting stock of The SCO Group, Inc. (the “Company”) the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Provo Marriott Hotel located at 101 West 100 North, Provo, Utah, on Wednesday, April 23, 2008 at 11:00 a.m. Mountain Time, and at any adjournments or postponements thereof, upon the matters referred to on this proxy card and described in the accompanying Proxy Statement; and, at the proxies’ discretion, upon any other matters which may properly come before the meeting.

SCO	VOTE BY MAIL

THE SCO GROUP, INC. C/O COMPUTERSHARE P.O. BOX 1596 DENVER, CO 80201-1596	Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The SCO Group, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:SCOGP1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
THE SCO GROUP, INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE
ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE
SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED
ENVELOPE.
Vote on Directors
1. Elect members of the Board of Directors of the Company.

		FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below
01) Ralph J. Yarro III	05) Darl C. McBride	☐	☐	☐
02) Omar T. Leeman	06) J. Kent Millington
03) R. Duff Thompson	07) Daniel W. Campbell
04) Darcy G. Mott
Vote on Proposal

2.	To ratify the selection of Tanner LC as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2008.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on this proxy card and in the discretion of the proxy holders as to any other matters that may properly come before the meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR EACH OF THE NOMINEES AND FOR THE PROPOSAL SET FORTH ABOVE.
Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

HOUSEHOLDING ELECTION	YES	NO

— Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date